                                                                    Exhibit 99.3

                           [GADSBY HANNAH LETTERHEAD]

                                               July 30, 2002



KPMG
99 High Street
Boston, MA 02110-2371
Attn: Richard Reilly

         Re: RESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS

Dear Sirs:

         This letter constitutes a response to the letter sent on July 26, 2002, to Med Diversified, Inc. resigning as its auditor and purporting to give notice to the Securities and Exchange Commission (the "Commission") pursuant to Section 10A(b)(3) of the Securities Exchange Act of 1934 (the "Exchange Act").

         With respect to the resignation, we recognize that such decision is entirely within the discretion of KPMG. Nonetheless, we are disappointed that KPMG took this step so abruptly and without any interaction with the Company's Board of Directors. Indeed, the Board believed that was appropriate not only because of the relationship between KPMG and the Company, but also because KPMG had agreed it would review the Special Report and then, if there were further concerns, bring them to the attention of the Board. Instead, at a critical time for the Company, when its SEC filings are due, KPMG has put the Company in the position of starting over with another auditor. This is particularly troubling because the issues raised by the allegations of Illegal Acts have been known to KPMG for some time.

         More troubling is KPMG's assertion that the Board has not met its obligations under Section 10(A) of the Exchange Act. As you know, when the issue was first brought to the attention of the Board by KPMG as a Section 10(A) matter, the Board responded immediately. On July 18, 2002, the board of directors of the Company engaged the law firm of Gadsby Hannah LLP (the "Independent Investigator") to conduct an independent investigation in response to certain accusations that were made by Private Investment Bank Limited, Nassau, Bahamas ("PIBL") in a civil complaint, Case No. 02-04802 in the United States District Court for the Central District of California (the "PIBL Complaint"), that was filed by PIBL, on or about June 18, 2002, against the Company and certain other

                           [GADSBY HANNAH LETTERHEAD]


KPMG
July 30, 2002
Page 2


parties.(1) KPMG was allowed significant input into the selection process for the Independent Investigator since KPMG had raised concerns about certain of the allegations that were made in the PIBL Complaint. Although the Board of Directors of the Company also wanted clarification as to precisely what had occurred in the course of dealings with PIBL, the board decided that KPMG would have the right to choose the Independent Investigator from among several names submitted by the Company. Accordingly, at that point, KPMG expressed no reservations or concerns about the adequacy of the Board's response.

         At the start of the investigation, KPMG was allowed to review and approve of the scope of the investigation. Indeed, such scope was specifically discussed with, and approved by, two KPMG partners, one of whom was the supervising audit partner. Thus, at the point that the Board formally gave the Independent Investigator its instructions, KPMG expressed no concerns about the scope or nature of the proposed investigation.

         Once the Report was complete, the Board gave KPMG full access to the Report. Further, the Independent Investigator team met with KPMG to review the methodology, analysis, and findings of the Report and to answer all questions it had. At the conclusion of that meeting, KPMG was invited to address further questions or issues either with the Independent Investigator or with the Board. KPMG indicated it would consider the information provided and get back either to the Independent Investigator or to the Board. At no point during that meeting or thereafter until the Letter did KPMG indicate it had additional information that should be considered either by the Independent Investigator or to the Board. Instead, KPMG issued the Letter without any further communication to or discussion with the Independent Investigator or to the Board.

         Indeed, on July 29, 2002, the Board made another attempt to seek such information from KPMG. KPMG declined to disclose this "other information." As of this date, KPMG has not yet provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the Investigated Acts. Nor has it disclosed any basis or reasoning for its view of the nature or quality of the Special Investigation.

                  Under these circumstances, it is apparent that KPMG has acted inappropriately. The entire purpose of Section 10(a) is to give a public company a chance to respond to the discovery of possibly illegal acts. For KPMG to deprive the Company of precisely the type of information it needs to determine the scope and nature of its response makes a mockery of both the letter and intention of the law. This is particularly striking when the initial response - the hiring of a qualified investigator - was deemed adequate and appropriate by KPMG and it concurred in the choice of investigator and the scope of the investigation. For

---------------
(1) On or about June 14, 2002, the Company had previously filed a civil complaint, Case No. BC275773 in the Superior Court for the County of Los Angeles, against PIBL and certain other entities in connection with disputes concerning $70,000,000 of debentures that had been issued by the Company to PIBL, acting on behalf of certain clients of PIBL, on December 28, 2001.

                           [GADSBY HANNAH LETTERHEAD]


KPMG
July 30, 2002
Page 3


KPMG to fail to come to the Board with any new concerns before going to the SEC deprives the Company of the opportunity to act the law intends and burdens the SEC.

         This problem is made more acute by the substance of the assertions made by KPMG. KPMG first asserts its dissatisfaction with the scope of the inquiry. As noted above, however, KPMG raised no such concerns either when the scope was first defined nor when the report was issued and discussed. Thus, both the board and the SEC are left in the dark as to what, if anything, KPMG believes should have been included but was not. Similarly, although it asserts that is has information not contained in the Report, KPMG has failed and continues to fail to bring that information to the attention of the Board of Directors, nor does has it disclosed the source or type of that information in a way that would let the board or its counsel conduct its own inquiry or even evaluate the importance of such "other information." One might well ask how the Board can be expected to take further steps based on information it does not have and KPMG will not disclose.

         Accordingly, it does not appear that KPMG has properly compiled with the requirements of Rule 10A of the Exchange Act. Such actions are inconsistent both with KPMG's obligation under the law, its contractual obligations and its obligations of due care. The result of this cavalier attitude towards such obligations has been significant damage to the company.

         Since KPMG's letter, the Company has reviewed on its own and with counsel whether it has taken the proper steps to respond to the allegations made in the PIBL Complaint. In its view, the Company has done so. At substantial expense it has retained an experienced firm to conduct an internal review. That firm has reviewed all documents it has requested, interviewed all Company persons it has requested who were required to cooperate by Board Resolution, and taken all steps it deemed necessary without any limitation by the Company. That firm has reached conclusions that the Board has no reason to question and, indeed, seem to be well supported. The Report addresses all matters raised by KPMG. Accordingly, the Board has taken all timely and appropriate Remedial Acts and contemplated by the statute, nor has KPMG identified any other Remedial Acts it would even suggest as appropriate, necessary, or even desirable.

         We recognize these are trying times for accounting firms in general, and even KPMG in particular. Nonetheless, they do not, in our view, justify KPMG's actions or insinuations. In short, it is the Company's view that any analysis of its responses and actions will meet the highest standards of probity and correctness, and are entirely consistent with its obligations both under all laws and regulations as well as its moral obligations as a public company.

         Your counsel has informed us that there are no facts or actions which could possibly cause KPMG to reconsider either its resignation or its allegations to the SEC. In our view, such intransigence is unfortunate. Nonetheless, we would ask you at least to reconsider your refusal to provide the information that is the basis of the Letter; surely the Company

                           [GADSBY HANNAH LETTERHEAD]


KPMG
July 30, 2002
Page 4


is entitled to information you gathered at the Company's expense which might be material to the Company's future actions.

                                    Sincerely,

                                    /s/ Evan Slavitt

                                    Evan Slavitt